Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

August 5, 2009

EnerNOC, Inc.

101 Federal Street

Suite 1100

Boston, MA 02110

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated August 5, 2009 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-160820 (the “Registration Statement”), filed by EnerNOC, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of up to 4,312,500 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), including 562,500 Shares pursuant to an underwriters’ over-allotment option (the “Over-Allotment Option”), consisting of:

(a)                                  3,581,474 Shares (the “Company Shares”) to be sold by the Company, including 540,500 Shares pursuant to the Over-Allotment Option; and

(b)                                 731,026 Shares (the “Stockholder Shares”) to be sold by certain selling stockholders (the “Selling Stockholders”), including 22,000 Shares pursuant to the Over-Allotment Option.

The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the “Underwriting Agreement”), dated August 5, 2009, entered into between the Company, the Selling Stockholders and the several underwriters named on Schedule 1 thereto for whom J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives.  The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation and Bylaws, each as amended to date; the minutes of all pertinent meetings of directors of the Company relating to the Registration Statement, the Prospectus Supplement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and other documents as we deemed relevant for the purposes of rendering the opinions in this letter; the Registration Statement and the exhibits thereto filed with the Commission; the Prospectus Supplement; and the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | LONDON | PALO ALTO | SAN DIEGO

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that: (a) the Company Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock and (b) the Stockholder Shares have been duly and validly issued, and are fully paid and non-assessable.

Our opinion is limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.